BELL, BOYD & LLOYD LLC                 Three First National Plaza
                                       70 West Madison Street, Suite 3300
                                       Chicago, Illinois 60602-4207
                                       321.372.1121  Fax 312.372.2098




                                                December 20, 2002


         As counsel for Liberty Floating Rate Fund (the "Registrant"), we consent to the incorporation by reference of each of the following of our opinions filed with the Registrant's registration statement on Form N-2 (1940 Act file no. 811-08953):

Description                   Date of Opinion                Date of Filing

Initial Filing                November 6, 1998               November 6, 1998
(Class Z only)

Registration of Class A, B    October 28, 1999               October 29, 1999
and C Shares

Registration of Additional    December 11, 2000              December 13, 2000
Class A, B and C Shares


         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,

                                                         BELL, BOYD & LLOYD LLC

Prepared by:      Stacy H. Winick
Approved by:      Cameron S. Avery
Seconded by:      Stacy H. Winick